As filed with the Securities and Exchange Commission on September 2, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

PLBY GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	37-1958714
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

10960 Wilshire Blvd., Suite 2200
Los Angeles, CA 90024
(310) 424-1800

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ben Kohn
Chief Executive Officer
10960 Wilshire Blvd., Suite 2200
Los Angeles, CA 90024
(310) 424-1800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

P. Michelle Gasaway, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue, Suite 3400 Los Angeles, CA 90071 (213) 687-5000	Chris Riley General Counsel PLBY Group, Inc. 10960 Wilshire Blvd., Suite 2200 Los Angeles, CA 90024 (310) 424-1800

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION
DATED SEPTEMBER 2, 2022

PROSPECTUS

$250,000,000

PLBY GROUP, INC.

Common Stock
Preferred Stock

Depositary Securities
Debt Securities
Warrants

and
Units

We may offer, issue and sell, together or separately:

•	shares of our common stock;

•	shares of our preferred stock, which may be issued in one or more series;

•	depositary receipts, representing fractional shares of our preferred stock, which are called depositary shares;

•	debt securities, which may be issued in one or more series and which may be senior debt securities or subordinated debt securities;

•	warrants to purchase shares of our common stock, shares of our preferred stock or our debt securities; and

•	units.

We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of offering. You should read this prospectus and any accompanying prospectus supplement carefully before you make your investment decision.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS THAT ARE DESCRIBED IN THE “Risk Factors” SECTION BEGINNING ON PAGE 2 OF THIS PROSPECTUS AND PART IA, “RISK FACTORS” BEGINNING ON PAGE 11 OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2021, FILED WITH THE SEC ON MARCH 16, 2022, WHICH IS INCORPORATED BY REFERENCE HEREIN, AS WELL AS THE OTHER INFORMATION INCLUDED AND INCORPORATED BY REFERENCE HEREIN, TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE DECIDING TO INVEST IN OUR SECURITIES.

We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. These securities also may be resold by selling securityholders. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Our common stock is listed on the Nasdaq Global Market (the “Nasdaq”) under the trading symbol “PLBY.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 2, 2022.

TABLE OF CONTENTS

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate offering price of up to $250,000,000.

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or any applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We do not take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

We may also provide a prospectus supplement, free-writing prospectus or, if appropriate, a post-effective amendment, to the registration statement to add information to, or update or change information contained in, this prospectus. You should read both this prospectus and any applicable prospectus supplement, free-writing prospectus or post-effective amendment to the registration statement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

On February 10, 2021, we consummated the transactions contemplated by that certain Agreement and Plan of Merger, dated as of September 30, 2020 (the “Merger Agreement”), by and among Mountain Crest Acquisition Corp (“MCAC”), MCAC Merger Sub Inc. (“Merger Sub”), and Playboy Enterprises, Inc., a Delaware corporation (“Playboy”), and Suying Liu (solely for purposes of Section 7.2 and Article XI of the Merger Agreement). Pursuant to the terms of the Merger Agreement, Playboy merged with and into Merger Sub, with Playboy surviving the merger as a wholly-owned subsidiary of MCAC (the “Business Combination”), and MCAC changed its name to “PLBY Group, Inc.” upon consummation of the Business Combination.

Unless the context indicates otherwise, references in this prospectus to the “Company,” “PLBY,” “we,” “us,” “our” and similar terms refer to PLBY Group, Inc. and its consolidated subsidiaries, including Playboy.

References to “MCAC” refer to our predecessor company prior to the consummation of the Business Combination. Upon consummation of the Business Combination, MCAC, who was the legal acquirer, was treated as the “acquired” company for financial reporting purposes and Playboy was treated as the accounting predecessor of MCAC for SEC purposes. All references to historical financial information of PLBY Group, Inc. in this prospectus prior to the Business Combination refer to the historical financial information of Playboy unless the context otherwise requires.

In addition, in this prospectus “RT-ICON” means RT-ICON Holdings LLC, a Delaware limited liability company, together with its affiliates and its and their successors and assigns (other than the Company and its subsidiaries).

Risk Factors

Investing in our Common Stock involves risks. You should carefully review the risk factors contained under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and any risk factors that we may describe in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed subsequently to the Annual Report on Form 10-K, which risk factors are incorporated by reference in this prospectus, the information contained under the heading “Cautionary Note Regarding Forward-Looking Statements” in this prospectus or under any similar heading in any applicable prospectus supplement or in any document incorporated herein or therein by reference, any specific risk factors discussed under the caption “Risk Factors” in any applicable prospectus supplement or in any document incorporated herein or therein by reference and the other information contained in, or incorporated by reference in, this prospectus or any applicable prospectus supplement before making an investment decision. The risks and uncertainties described in our SEC filings are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any such risks and uncertainties actually occur, our business, financial condition, results of operations, cash flows and prospects could be materially and adversely affected, the market price of our Common Stock could decline and you could lose all or part of your investment. See “Incorporation of Certain Documents by Reference” and “Cautionary Note Regarding Forward-Looking Statements.”

Cautionary Note Regarding Forward-Looking Statements

This prospectus contains statements that are forward-looking and as such are not historical facts. These statements are based on the expectations and beliefs of the management of the Company in light of historical results and trends, current conditions and potential future developments, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from forward-looking statements. These forward-looking statements include all statements other than historical fact, including statements about our future performance and opportunities; benefits of acquisitions and corporate transactions; statements of the plans, strategies and objectives of management for future operations; and statements regarding future economic conditions or performance. When used in this prospectus, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, and include the assumptions that underlie such statements, but the absence of these words does not mean that a statement is not forward-looking. When we discuss our strategies and/or plans, we are making projections, forecasts or forward-looking statements. Such statements are based on the beliefs of, as well as assumptions made by and information currently available to, our management.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Factors that may cause such differences include, but are not limited to: (1) the impact of the COVID-19 pandemic on the Company’s business and acquisitions; (2) the inability to maintain the listing of the shares of our Common Stock on Nasdaq; (3) the risk that the Company’s acquisitions or any proposed transactions disrupt the Company’s current plans and/or operations, including the risk that the Company does not complete any such proposed transactions or achieve the expected benefits from them; (4) the ability to recognize the anticipated benefits of acquisitions, commercial collaborations, commercialization of digital assets and proposed transactions, which may be affected by, among other things, competition, the ability of the Company to grow and manage growth profitably, and retain its key employees; (5) costs related to being a public company, acquisitions, commercial collaborations and proposed transactions; (6) changes in applicable laws or regulations; (7) the possibility that the Company may be adversely affected by global hostilities, supply chain disruptions or other economic, business, and/or competitive factors; (8) risks relating to the uncertainty of the projected financial information of the Company; (9) risks related to the organic and inorganic growth of the Company’s businesses, and the timing of expected business milestones; and (10) other risks and uncertainties indicated in our Annual Report on Form 10-K, including those under “Item 1A. Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the Company’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company cautions that the foregoing list of factors is not exclusive, and readers should not place undue reliance upon any forward-looking statements.

Forward-looking statements included in this prospectus only as of the date of this prospectus or any earlier date specified for such statements. We do not undertake any obligation to update or revise any forward-looking statements to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based, except as may be required under applicable law. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on the Company’s behalf are qualified in their entirety by this Cautionary Note Regarding Forward-Looking Statements.

Summary of the Prospectus

This summary highlights selected information appearing elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that may be important to you. To understand this offering fully, you should read this entire prospectus carefully, including the information set forth under the heading “Risk Factors” and our financial statements and related notes included in this prospectus or incorporated by reference into this prospectus, any applicable prospectus supplement and the documents to which we have referred to in the “Incorporation of Certain Documents by Reference” section below.

Company Overview

We are a large, global consumer lifestyle company marketing our brands through a wide range of direct-to-consumer products, licensing initiatives, digital subscriptions and content, and location-based entertainment. We reach millions of consumers worldwide with products across four key market categories: Sexual Wellness, including lingerie and intimacy products; Style and Apparel, including a variety of apparel and accessories products for men and women; Gaming and Lifestyle, such as digital gaming, hospitality and spirits; and Beauty and Grooming, including fragrance, skincare, grooming and cosmetics for women and men.

We have three reportable segments: Licensing, Direct-to-Consumer, and Digital Subscriptions and Content. The Licensing segment derives revenue from trademark licenses for third-party consumer products, online gaming and location-based entertainment businesses. The Direct-to-Consumer segment derives its revenue from sales of consumer products sold directly to consumers through our own online channels or through third-party retailers. The Digital Subscriptions and Content segment derives revenue from the subscription of Playboy programming which is distributed through various channels, including websites and domestic and international TV, and from sales of tokenized digital art and collectibles.

Our Strategy

We aim to build the leading pleasure and leisure lifestyle platform for all people around the world. Our commercial strategy is to capture high consumer lifetime value while maintaining low consumer acquisition costs. We do this by building direct relationships with our customers through our owned-and-operated digital commerce and digital offerings and by utilizing our significant organic reach for marketing efficiency.

We are focused on three key growth pillars: first, accelerating our direct-to-consumer commerce business, where we target an 18-34-year-old consumer base with Sexual Wellness and Apparel offerings. Second, strategically expanding our licensing business in key categories and territories with a focus on China, India and gaming. In addition, we use our licensing business as a marketing tool and brand builder for us, in particular through our high-end designer collaborations and our large-scale partnerships with partners such as PacSun. Third, investing in new emerging growth opportunities, with a focus on scalable digital products and services, that deliver recurring or long tail revenue and allow us to generate significant returns over a three-to-five-year time horizon.

centerfold.com, our new creator-led platform dedicated to creative freedom, artistic expression and sex positivity, is the cornerstone of our digital strategy in 2022. Creators can set up their own subscription or membership services, directly message with their fans and interact with consumers in other ways. As we expand, we plan to offer creators services that only Playboy can, including the ability to tap into our merchandise design, production and distribution capabilities, artist collaborations, merchandise collaborations with Playboy and Honey Birdette, and access NFTs and blockchain tools.

Lastly, building on our acquisitions of Yandy in December 2019, TLA Acquisition Corp., the owner of the Lovers brand, in March 2021, Honey Birdette (Aust) Pty Limited, owner of the luxury lingerie brand Honey Birdette, in August 2021, and GlowUp Digital Inc., owner of the Dream web platform which has become our centerfold.com content-creator platform, in October 2021, we will continue to identify and assess potentially advantageous merger, acquisition and investment opportunities. Utilizing the flexibility of our operating cash flow, and management expertise, we may pursue additional acquisitions or other strategic opportunities to complement and accelerate our organic growth.

Our Team

We seek to recruit, retain, and incentivize highly talented existing and future employees. We believe that creating a respectful and inclusive environment where team members can be themselves and be supported is critical to attracting, developing and retaining talent. A set of fundamental values guides our thinking and actions both inside the Company and as we pursue our mission through our interaction with our consumers and our partners around the world. We created these values with the goal of holding ourselves accountable, of preserving what is special, and to inspire and guide ourselves moving forward as we grow and take on new challenges. We believe staying true to these values will drive the long-term value we create in consumers’ lives.

Intellectual Property

We own various trademarks, copyrights and software comprising our intellectual property holdings, including, without limitation, the “Playboy” name, the “RABBIT HEAD DESIGN” logo, the “Yandy” name, the “Lovers” name, the “Honey Birdette” name and the “Centerfold” name.

We currently have active trademark registrations in more than 150 countries for our key trademarks, including variations of the PLAYBOY and the RABBIT HEAD DESIGN logo, which are typically the core intellectual property we license pursuant to our licensing agreements and use on our branded consumer products. Trademark registrations typically allow us to exclusively use or permit licensed use of the marks in the product categories in which they are registered. These registrations are typically valid for 10 years from the original date of registration or the date of renewal. When these registrations become due for renewal, we typically renew them unless the registrations have become redundant due to overlapping coverage from other existing registered marks or they cover marks or categories that we no longer actively use or have plans to use in the future. Most jurisdictions allow for an unlimited number of renewals provided that the criteria to apply for renewal are met in the applicable jurisdiction.

Corporate Information

Our principal executive office is located at 10960 Wilshire Blvd, Suite 2200, Los Angeles, California 90024 and our telephone number is (310) 424-1800. We maintain a website at www.plbygroup.com. The information on any websites or web platforms of the Company is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

USE OF PROCEEDS

Except as otherwise set forth in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes, including the financing of our operations, the possible repayment of indebtedness, and possible business acquisitions. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of the securities we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. The particular terms of any security will that we offer be described in the applicable prospectus supplement and/or any related free writing prospectus.

Description of CAPITAL Stock

The following summary of the material terms of our Common Stock is not intended to be a complete summary of the rights and preferences of such Common Stock and is qualified by reference to our Second Amended and Restated Certificate of Incorporation (for purposes of this section, the “Certificate of Incorporation”), our Amended and Restated Bylaws (for purposes of this section, the “Bylaws”) and each of the agreements containing registration rights (the “Registration Rights Agreements”). We urge you to read each of the Certificate of Incorporation, the Bylaws, the Registration Rights Agreements in their entirety for a complete description of the rights and preferences of our Common Stock.

Authorized Capital Stock

Our Certificate of Incorporation authorized the issuance of 155,000,000 shares, consisting of 150,000,000 shares of Common Stock, and 5,000,000 shares of preferred stock, $0.0001 par value (the “Preferred Stock”).

Common Stock

Ranking

The voting, dividend and liquidation rights of the holders of our Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the board of directors of the Company (the “Board”) upon any issuance of the Preferred Stock of any series.

Voting

Except as otherwise required by law or our Certificate of Incorporation, each holder of record of Common Stock, as such, shall have one vote for each share of Common Stock which is outstanding in his, her or its name on the books of the Company on all matters on which stockholders are entitled to vote generally. Except as otherwise required by law or our Certificate of Incorporation (including any Preferred Stock Designation), the holders of outstanding shares of Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Notwithstanding any other provision of our Certificate of Incorporation to the contrary, the holders of Common Stock shall not be entitled to vote on any amendment to our Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to our Certificate of Incorporation (including any Preferred Stock Designation) or the Delaware General Corporation Law (the “DGCL”).

Dividends

Subject to the rights of the holders of Preferred Stock, holders of shares of Common Stock shall be entitled to receive such dividends and distributions and other distributions in cash, stock or property of the Company when, as and if declared thereon by the Board from time to time out of assets or funds of the Company legally available therefor.

Liquidation, Dissolution and Winding Up

Subject to the rights of the holders of Preferred Stock, shares of Common Stock shall be entitled to receive the assets and funds of the Company available for distribution in the event of any liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary. A liquidation, dissolution or winding up of the affairs of the Company, as such terms are used in Section B(4) of our Certificate of Incorporation, shall not be deemed to be occasioned by or to include any consolidation or merger of the Company with or into any other person or a sale, lease, exchange or conveyance of all or a part of its assets.

No Preemptive, Conversion or Redemption Rights

The holders of shares of Common Stock have no preemptive rights and no right to convert their Common Stock into other securities. There are no redemption or sinking fund provisions applicable to our Common Stock under the Company’s existing Certificate of Incorporation or its Bylaws.

Preferred Stock

Issuance of Preferred Stock

Shares of Preferred Stock may be issued from time to time in one or more series. The Board is hereby authorized to provide by resolution or resolutions from time to time for the issuance, out of the unissued shares of Preferred Stock, of one or more series of Preferred Stock, without stockholder approval, by filing a certificate pursuant to the applicable law of the State of Delaware (a “Preferred Stock Designation”), setting forth such resolution and, with respect to each such series, establishing the number of shares to be included in such series, and fixing the voting powers, full or limited, or no voting power of the shares of such series, and the designation, preferences and relative, participating, optional or other special rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof. The powers, designation, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, the determination of the following:

•	the designation of the series, which may be by distinguishing number, letter or title;

•	the number of shares of the series, which number the Board may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

•	the amounts or rates at which dividends will be payable on, and the preferences, if any, of, shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;

•	the dates on which dividends, if any, shall be payable;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amount of any sinking fund, if any, provided for the purchase or redemption of shares of the series;

•	the amounts payable on, and the preferences, if any, of, shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company;

•	whether the shares of the series shall be convertible into or exchangeable for, shares of any other class or series, or any other security, of the Company or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

•	restrictions on the issuance of shares of the same series or any other class or series;

•	the voting rights, if any, of the holders of shares of the series generally or upon specified events; and

•	any other powers, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, and any qualifications, limitations or restrictions of such shares, all as may be determined from time to time by the Board and stated in the Preferred Stock Designation for such Preferred Stock.

Without limiting the generality of the foregoing, the Preferred Stock Designation of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law.

On each of May 16, 2022 and August 8, 2022, the Company issued 25,000 shares of Preferred Stock, designated as “Series A Preferred Stock,” as described in the Company’s Current Report on Form 8-K filed with the SEC on May 17, 2022 and the Company’s Quarterly Report on Form 10-Q filed with the SEC on August 9, 2022, each of which is incorporated by reference into this prospectus. As of August 8, 2022, all of the Company’s 50,000 shares of Series A Preferred Stock were issued and outstanding.

Anti-Takeover Effects of Delaware Law and the Certificate of Incorporation and Bylaws

The Company has expressly opted out of Section 203 of the DGCL. However, our Certificate of Incorporation contains similar provisions providing that the Company may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:

•	prior to such time, the Board approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Company outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to such time, the business combination is approved by the Board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock of the Company which is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or certain other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates, owns or within the previous three years owned, 15% or more of the Company’s voting stock.

Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. This provision may encourage companies interested in acquiring the Company to negotiate in advance with the Company’s Board because the Company’s stockholder approval requirement would be avoided if the Company’s Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in the Company’s Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Our Certificate of Incorporation provides that RT-ICON and its affiliates, any of its respective direct or indirect transferees of at least 15% of the outstanding shares of the Company’s Common Stock, and any group as to which such persons are a part, do not constitute “interested stockholders” for purposes of this provision.

In addition, our Certificate of Incorporation does not provide for cumulative voting in the election of directors. The Company’s Board is empowered to elect a director to fill a vacancy created by the expansion of the Board or the resignation, death or removal of a director in certain circumstances.

Authorized shares of Common Stock and Preferred Stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of the Company by means of proxy contest, tender offer, merger or otherwise.

Special Meeting, Action by Written Consent and Advance Notice Requirements for Stockholder Proposals

Except as otherwise required by law, our Certificate of Incorporation or our Bylaws, written or printed notice of the meeting of the stockholders stating the place, day and hour of the meeting and, in case of a special meeting, stating the purpose or purposes for which the meeting is called, and in case of a meeting held by remote communication stating such means, shall be delivered not less than 10 nor more than 60 days before the date of the meeting, either personally, or by mail, or if prior consent has been received by a stockholder by electronic transmission, by or at the direction of the Chairman or the President, the Secretary, or the persons calling the meeting, to each stockholder of record entitled to vote at such meeting. Without limiting the manner by which notice otherwise may be given to stockholders, any notice shall be effective if given by a form of electronic transmission consented to (in a manner consistent with the DGCL) by the stockholder to whom the notice is given. If notice is given by mail, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Company. If notice is given by electronic transmission, such notice shall be deemed given at the time specified in Section 232 of the DGCL.

Our Bylaws also provide that unless otherwise restricted by our Certificate of Incorporation or our Bylaws, any action required or permitted to be taken at any meeting of our Board or of any committee thereof may be taken without a meeting, if all members of our Board or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of our Board or committee.

In addition, our Bylaws require advance notice procedures for stockholder proposals to be brought before an annual meeting of the stockholders, including the nomination of directors. Stockholders at an annual meeting may only consider the proposals specified in the notice of meeting or brought before the meeting by or at the direction of the Board, or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered a timely written notice in proper form to our secretary, of the stockholder’s intention to bring such business before the meeting.

These provisions could have the effect of delaying until the next stockholder meeting any stockholder actions, even if they are favored by the holders of a majority of our outstanding voting securities.

Amendment to the Certificate of Incorporation and Bylaws

Our Certificate of Incorporation provides that so long as RT-ICON and its affiliates own, in the aggregate, at least 50% in voting power of our Common Stock, any amendment, alteration, change, addition, or repeal of our Certificate of Incorporation requires an affirmative vote of a majority of the then- outstanding shares of Common Stock entitled to vote thereon. At any time when RT-ICON and its affiliates beneficially own, in the aggregate, less than 50% of our outstanding Common Stock, our Certificate of Incorporation requires the affirmative vote by the holders of at least 66 2/3% of our outstanding Common Stock for any amendment, alteration, change, addition, or repeal of our Certificate of Incorporation; provided that, irrespective of RT-ICON ownership, the affirmative vote of holders of at least 66 2/3% of our outstanding Common Stock is required to amend certain provisions of our Certificate of Incorporation, including those provisions changing the size of the Board, the removal of certain directors, the availability of action by majority written consent of the stockholders or the restriction on business combinations with interest stockholders, among others.

The provisions of the DGCL, our Certificate of Incorporation and Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Exclusive Forum

Our Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, with certain limited exceptions, be the sole and exclusive forum for any stockholder (including any beneficial owner) to bring (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Company or the Company’s stockholders, (c) any action asserting a claim against the Company, its directors, officers or employees arising pursuant to any provision of the DGCL or the charter or bylaws, or (d) any action asserting a claim against the Company, its directors, officers or employees governed by the internal affairs doctrine. Subject to the provisions in the preceding sentence, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint, claim or proceeding asserting a cause of action arising under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the Securities Act of 1933, as amended (the “Securities Act”). Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Stockholders cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in Certificate of Incorporation.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our Certificate of Incorporation includes a provision that, to the fullest extent permitted by the DGCL, eliminates the personal liability of directors to us or our stockholders for monetary damages for any breach of fiduciary duty as a director. The effect of these provisions will be to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation will not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

Further, our Certificate of Incorporation and our Bylaws provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and officers.

The limitation of liability, indemnification and advancement provisions in our Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Transfer Agent

The transfer agent for our Common Stock is Continental Stock Transfer & Trust Company.

Listing of Common Stock

Our Common Stock is listed on the Nasdaq Global Market under the symbol “PLBY.”

DESCRIPTION OF DEPOSITARY SECURITIES

We may offer depositary receipts representing fractional shares of our Preferred Stock, rather than full shares of Preferred Stock. The shares of Preferred Stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company that meets certain requirements and is selected by us (the “Bank Depositary”). Each owner of a depositary share will be entitled to all the rights and preferences of the Preferred Stock represented by the depositary share.

The description in an accompanying prospectus supplement of any depositary shares we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable depositary agreement, which will be filed with the SEC if we offer depositary shares. For more information on how you can obtain copies of any depositary agreement if we offer depositary shares, see “Where You Can Find More Information.” We urge you to read the applicable depositary agreement and any accompanying prospectus supplement in their entirety.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of Preferred Stock represented by depositary shares, the Bank Depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the Bank Depositary will distribute the property to the record holders of the depositary shares. However, if the Bank Depositary determines that it is not feasible to make the distribution of property, the Bank Depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of Preferred Stock represented by depositary shares, the Bank Depositary will redeem the depositary shares from the proceeds received by the Bank Depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the Preferred Stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the Bank Depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the Preferred Stock represented by depositary shares are entitled to vote, the Bank Depositary will mail the notice to the record holders of the depositary shares relating to such Preferred Stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the Preferred Stock, may instruct the Bank Depositary as to how to vote the Preferred Stock represented by such holder’s depositary shares. The Bank Depositary will endeavor, insofar as practicable, to vote the amount of the Preferred Stock represented by such depositary shares in accordance with such instructions, and we will take all action that the Bank Depositary deems necessary in order to enable the Bank Depositary to do so. The Bank Depositary will abstain from voting shares of the Preferred Stock to the extent it does not receive specific instructions from the holders of depositary shares representing such Preferred Stock.

Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the Bank Depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The depositary agreement may be terminated by the Bank Depositary or us only if (1) all outstanding depositary shares have been redeemed or (2) there has been a final distribution in respect of the Preferred Stock in connection with any liquidation, dissolution or winding up of our company and such distribution has been distributed to the holders of depositary receipts.

Withdrawal of Preferred Stock

Except as may be provided otherwise in an accompanying prospectus supplement, upon surrender of depositary receipts at the principal office of the Bank Depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole shares of Preferred Stock and all money and other property, if any, represented by those depositary shares. Partial shares of Preferred Stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of Preferred Stock to be withdrawn, the Bank Depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of withdrawn Preferred Stock may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Description of Debt Securities

The following is a summary of some general terms and provisions of debt securities that we may offer by this prospectus. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the form of indenture which we have filed as an exhibit to the registration statement of which this prospectus is a part. If we issue debt securities, we will file any final indenture, and any supplemental indenture or officer’s certificate related to the particular series of debt securities issued, with the SEC, and you should read those documents for further information about the terms and provisions of such debt securities. See “Where You Can Find More Information.” This summary is also subject to and qualified by reference to the descriptions of the particular terms of our debt securities to be described in the applicable prospectus supplement and/or any free writing prospectus. The applicable prospectus supplement and/or any free writing prospectus may add to, update or change the terms of such debt securities from those described below.

The debt securities sold under this prospectus will be direct obligations of the Company, unless otherwise stated in a prospectus supplement. Such debt securities may be secured or unsecured, and may be senior or subordinated indebtedness, in each case as stated in a prospectus supplement. Our debt securities will be issued under an indenture between us and a trustee. The indenture will be subject to and governed by the Trust Indenture Act. The statements made in this prospectus relating to the indenture and the debt securities to be issued under the indenture are summaries of certain anticipated provisions of the indenture and are not complete.

General

We may issue debt securities that are “senior,” “senior subordinated” or “junior subordinated.” The debt securities that we refer to as “senior” will be direct obligations of the Company and will be equal in priority with our other indebtedness that is not subordinated, without giving effect to collateral arrangements. We may issue debt securities that may be subordinated in right of payment to the prior payment in full of our senior debt, as defined in the applicable prospectus supplement, and may be equal in priority with our other senior subordinated indebtedness, if any, without giving effect to collateral arrangements. We refer to these as “senior subordinated” debt securities. We may also issue debt securities that may be subordinated in right of payment to the senior subordinated debt securities. These would be “junior subordinated” debt securities.

We may issue debt securities without limit as to aggregate principal amount, in one or more series, in each case as we establish in one or more supplemental indentures or officer’s certificates. We need not issue all debt securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders of the series, for issuances of additional debt securities of that series.

We anticipate that the indenture will provide that we may, but need not, designate more than one trustee under the indenture, each with respect to one or more series of debt securities. The trustee under the indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to any such series.

The applicable prospectus supplement and/or any free writing prospectus will describe the specific terms relating to the series of debt securities we will offer, including, where applicable, the following:

•	the title and series designation and whether they are senior debt securities, senior subordinated debt securities or junior subordinated debt securities;

•	the aggregate principal amount of the debt securities offered and any limit on the aggregate principal amount of that series that may be authenticated and delivered;

•	the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon maturity of the debt securities;

•	the stated maturity date;

•	any fixed or variable interest rate or rates per annum;

•	whether such interest will be payable in cash or additional debt securities of the same series or will accrue and increase the aggregate principal amount outstanding of such series;

•	the place where principal, premium, if any, and interest will be payable and where the debt securities can be surrendered for transfer, exchange or conversion;

•	the date from which interest may accrue and any interest payment dates and any related record dates;

•	any sinking fund requirements;

•	any provisions for redemption or repurchase, including the redemption or repurchase price;

•	whether the debt securities are denominated or payable in U.S. dollars, a foreign currency or units of two or more currencies;

•	whether the amount of payments of principal of or premium, if any, or interest on the debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts shall be determined;

•	the events of default and covenants of the debt securities, to the extent different from or in addition to those described in this prospectus;

•	whether we will issue the debt securities in certificated or book-entry form;

•	whether the debt securities will be in registered or bearer form and, if in registered form, the denominations, if other than a minimum denomination of $2,000 and integral multiples of $1,000 in excess thereof, and, if in bearer form, the denominations and terms and conditions relating thereto;

•	whether we will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global debt security may be exchanged, in whole or in part, for the individual debt securities represented by the global debt security;

•	any addition or change to the provisions relating to the legal defeasance or covenant defeasance provisions of, or the satisfaction and discharge of, the debt securities;

•	whether we will pay additional amounts on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment;

•	the guarantee provisions, if any, relating to the debt securities;

•	the subordination provisions, if any, relating to the debt securities;

•	any restriction or condition on the transferability of debt securities;

•	any addition or change to the provisions related to compensation and reimbursement of the trustee which applies to the debt securities;

•	any addition or change to the provisions related to supplemental indentures both with and without the consent of the holders;

•	provisions, if any, granting special rights to holders upon the occurrence of specified events;

•	any addition or change to the events of default which applies to any debt securities and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount thereof due and payable pursuant to the indenture; and

•	any other terms of debt securities of such series (which terms will not be inconsistent with the provisions of the Trust Indenture Act, but may modify, amend, supplement or delete any of the terms of the indenture, including those described in this prospectus or any applicable prospectus supplement and/or free writing prospectus, with respect to such series).

We will describe in the applicable prospectus supplement and/or free writing prospectus any material U.S. federal income tax considerations applicable to the debt securities offered by such prospectus supplement.

We may issue debt securities at less than the principal amount payable at maturity. We refer to these debt securities as “original issue discount” debt securities. If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax considerations applicable to original issue discount debt securities.

Except as may be described in any prospectus supplement and/or free writing prospectus, the indenture will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us. You should review carefully the applicable prospectus supplement and/or free writing prospectus for information with respect to events of default and covenants applicable to the debt securities being offered.

Denominations and Interest

Unless otherwise described in the applicable prospectus supplement and/or free writing prospectus, we will issue debt securities of any series that are registered debt securities in a minimum denomination of $2,000 and integral multiples of $1,000 in excess thereof.

Unless otherwise specified in the applicable prospectus supplement and/or free writing prospectus, we will pay the interest, principal and any premium at the corporate trust office of the trustee or, at our option, we may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States or, in the case of global debt securities, in accordance with the procedures of the depositary for such debt securities.

Certain Covenants

If debt securities are issued, the indenture, as supplemented for a particular series of debt securities, will contain certain covenants for the benefit of the holders of such series of debt securities, which will be applicable (unless waived or amended) so long as any of the debt securities of such series are outstanding, unless stated otherwise in the prospectus supplement. The specific terms of the covenants, and summaries thereof, will be set forth in the prospectus supplement relating to such series of debt securities.

SEC Reports

The indenture provides that we agree to file with the trustee, within 15 days after we file the same with the SEC, copies of the annual reports and of the information, documents, and other reports, if any, that we are required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act or pursuant to Section 314 of the Trust Indenture Act. Such information, documents and other reports shall be deemed filed with the trustee at the time such information, documents and other reports are publicly filed with the SEC.

Merger, Consolidation or Sale of Assets

The indenture provides that we shall not merge, consolidate or amalgamate with or into any other person or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all of our property in any one transaction or series of related transactions unless:

(1)            The Company shall be the surviving person (the “Surviving Person”) or the Surviving Person (if other than the Company) formed by such merger, consolidation or amalgamation or to which such sale, transfer, assignment, lease, conveyance or disposition is made shall be a person organized and existing under the laws of the U.S., any State thereof or the District of Columbia,

(2)            the Surviving Person (if other than the Company) expressly assumes, by supplemental indenture in form reasonably satisfactory to the trustee, executed and delivered to the trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the notes, according to their tenor, and the due and punctual performance and observance of all the covenants and conditions of the indenture to be performed by the Company,

(3)            immediately before and immediately after giving effect to such transaction or series of related transactions, no default or event of default shall have occurred and be continuing, and

(4)            The Company shall deliver, or cause to be delivered, to the trustee, an officer’s certificate and an opinion of counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto comply with this covenant and that all conditions precedent in the indenture relating to such transaction have been complied with.

For the purposes of this covenant, the sale, transfer, assignment, lease, conveyance or other disposition of all the property of one or more subsidiaries of the Company, which property, if held by the Company instead of such subsidiaries, would constitute all or substantially all the property of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all the property of the Company.

Notwithstanding the foregoing, (i) any subsidiary may merge, consolidate or amalgamate with or into or sell, transfer, assign, lease, convey or otherwise dispose of all or substantially all its property to the Company or another subsidiary and (ii) the Company may merge with an affiliate incorporated solely for the purpose of and with the sole effect of reincorporating or reorganizing the Company in another state of the United States.

Events of Default

Each of the following constitutes an event of default with respect to a particular series of debt securities:

(1)            a default in the payment of principal of or premium, if any, on any debt security of such series when due at its maturity, upon optional redemption, upon required repurchase or otherwise,

(2)            our failure to pay interest on any debt security of such series within 30 days of when such amount becomes due and payable,

(3)            our failure to comply with any of our covenants or agreements in the indenture (other than a covenant or agreement that does not apply to such series of debt securities) or any debt security of such series (other than a failure that is subject to the foregoing clause (1) or (2)) and our failure to cure (or obtain a waiver of) such default and such failure continues for 90 days after written notice is given to us as provided below,

(4)            certain events of bankruptcy, insolvency or reorganization affecting us with respect to such series, and

(5)            any other event of default described as may be specified in the applicable prospectus supplement with respect to such series.

A default under clause (3) with respect to a particular series of debt securities is not an event of default with respect to such debt securities until the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding notify us of the default and we do not cure such default within the time specified after receipt of such notice. Such notice must specify the default, demand that it be remedied and state that such notice is a “Notice of Default.”

If an event of default with respect to a particular series of debt securities (other than an event of default resulting from certain events involving bankruptcy, insolvency or reorganization with respect to us with respect to such series) shall have occurred and be continuing, the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding may declare, by notice to us in writing (and to the trustee, if given by holders of such debt securities of such series) specifying the event of default, to be immediately due and payable the principal amount of all the debt securities of such series then outstanding, plus accrued but unpaid interest to the date of acceleration. After any such acceleration, but before a judgment or decree based on acceleration is obtained by the trustee, the registered holders of a majority in aggregate principal amount of the debt securities of such series then outstanding may, under certain circumstances, rescind and annul such acceleration and waive such event of default if all events of default with respect to such series, other than the nonpayment of accelerated principal, premium or interest, have been cured or waived as provided in the indenture. In case an event of default with respect to a particular series of debt securities resulting from certain events of bankruptcy, insolvency or reorganization with respect to us with respect to such series shall occur, the principal amount of all of the debt securities of such series then outstanding, plus accrued and unpaid interest, with respect to the debt securities of such series shall be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of such series.

If we exercise our legal defeasance option with respect to the debt securities of a particular series, payment of the debt securities of such series may not be accelerated because of an event of default with respect thereto. If we exercise the covenant defeasance option with respect to the debt securities of a particular series, payment of the debt securities of such series may not be accelerated because of an event of default specified in clause (3) (with respect to the restrictive covenants applicable to the debt securities of such series) or clause (5) (as it may be specified in the terms of the debt securities of such series).

Subject to the provisions of the indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of the debt securities of any series, unless such holders shall have offered to the trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the debt securities of a particular series then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.

No holder of debt securities of any series will have any right to institute any proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any remedy thereunder, unless:

(1)            such holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of such series,

(2)            the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding have made a written request and offered indemnity to the trustee reasonably satisfactory to it to institute such proceeding as trustee, and

(3)            the trustee shall not have received from the holders of a majority in aggregate principal amount of the debt securities of such series then outstanding a written direction inconsistent with such request and shall have failed to institute such proceeding within 60 days.

However, such limitations do not apply to a suit instituted by a holder of any debt security for enforcement of payment of the principal of, and premium, if any, or interest on, such debt security on or after the respective due dates expressed in such debt security.

The indenture provides that if a default with respect to the debt securities of a particular series occurs and is continuing and is known to the trustee, the trustee must send, by first class mail (or, in the case of global debt securities, electronically through the procedures of the depositary for such global debt securities), to each holder of debt securities of such series notice of the default within 90 days after it occurs. The trustee may withhold the notice if and so long as it in good faith determines that withholding notice is in the interest of the holders of the debt securities of such series.

The indenture requires us to furnish to the trustee, within 120 days after the end of each fiscal year, a written statement of an officer regarding compliance with the indenture. Within 30 days after the occurrence of any default or event of default, we are required to deliver to the trustee written notice in the form of an officer’s certificate a statement specifying its status and what actions we are taking or propose to take with respect thereto.

Modification and Waiver

Modifications and amendments of the indenture may be made by us for such series of debt securities and the trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of the series affected by such modification or amendment.

No such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby,

•	reduce the percentage of principal amount of debt securities the holders of which must consent to an amendment, modification, supplement or waiver,

•	reduce the rate of or extend the time of payment for interest on such debt security,

•	reduce the principal amount or extend the stated maturity of such debt security,

•	reduce the redemption price of such debt security or add redemption provisions to such debt security,

•	make such debt security payable in money other than that stated in the indenture or the debt security, or

•	impair the right to receive, and to institute suit for the enforcement of, any payment with respect to such debt security.

Without the consent of any holder, we and the trustee may amend the indenture to, among other things, provide for the assumption by a successor of our obligations under the indenture as permitted thereunder; establish the forms or terms of debt securities of any series; provide for the issuance of additional debt securities of any series, subject to any limitations set forth in the terms of such series; add guarantees or security with respect to any series of debt securities or confirm and evidence the release, termination or discharge of any guarantee or security interest in accordance with the indenture; comply with the requirements of the SEC in connection with the qualification and maintenance of qualification under the Trust Indenture Act and comply with the rules of any applicable securities depositary; conform the text of the indenture or the debt securities or any future subsidiary guarantees to any description thereof in this prospectus or any prospectus supplement and/or free writing prospectus; cure any ambiguity, omission, defect or inconsistency; add to, change or eliminate any of the provisions, so long as such addition, change or elimination does not apply to any debt security of any existing series of debt securities entitled to the benefit of such provision or modify the rights of the holder of any such debt security with respect to such provision or such addition, change or elimination only becomes effective when there is no such debt security outstanding; or make any other change that does not adversely affect the rights of any holder in any material respect.

The holders of a majority in principal amount of the outstanding debt securities of a particular series affected may waive compliance by us with certain restrictive provisions of the indenture with respect to such series. The holders of a majority in principal amount of the outstanding debt securities of a particular series may waive any past default with respect to such series under the indenture, except a default in the payment of accelerated principal, premium, if any, or interest, if any, and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding debt security of such series.

Governing Law

Any issued debt securities and the indenture will be governed by the laws of the State of New York.

Regarding the Trustee

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.

The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.

Each trustee may resign or be removed with respect to one or more series of debt securities provided that a successor trustee is appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of debt securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

Defeasance

We may terminate at any time all our obligations with respect to the debt securities of a particular series and the indenture as it applies to such series, which we refer to as “legal defeasance,” except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the debt securities of such series, to replace mutilated, destroyed, lost or stolen debt securities of such series and to maintain a registrar and paying agent in respect of the debt securities of such series. We may also terminate at any time our obligations with respect to the restrictive covenants applicable to the debt securities of a particular series, which we refer to as “covenant defeasance.” We may exercise the legal defeasance option notwithstanding our prior exercise of the covenant defeasance option.

The legal defeasance option or the covenant defeasance option with respect to the debt securities of a particular series may be exercised only if:

(1)            we irrevocably deposit in trust with the trustee money or U.S. Government obligations or a combination thereof for the payment of principal of and interest on the debt securities of such series to maturity that is sufficient (based on a certificate, report or opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants in the United States in the case of U.S. Government obligations) to pay principal and interest when due on all the debt securities of such series to maturity,

(2)            no default or event of default with respect to the debt securities of such series has occurred and is continuing on the date of such deposit (other than, if applicable, a default or event of default with respect to the debt securities of such series resulting from the borrowing of funds and any funds related thereto to be applied to such deposits and any similar and substantially concurrent deposit relating to other indebtedness and the granting of liens in connection therewith),

(3)            such legal defeasance or covenant defeasance does not constitute a default under any other material agreement binding us (other than, if applicable, a default resulting from the borrowing of funds and any funds related thereto to be applied to such deposits and any similar and substantially concurrent deposit relating to other indebtedness and the granting of liens in connection therewith),

(4)            in the case of the legal defeasance option, we deliver to the trustee an opinion of counsel stating that:

(a)            we have received from, or there has been provided by, the IRS a ruling, or

(b)            since the date of the indenture there has been a change in the applicable U.S. federal income tax law,

to the effect, in either case, that, and based thereon such opinion of counsel shall confirm that, the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred,

(5)            in the case of the covenant defeasance option, we deliver to the trustee an opinion of counsel to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred, and

(6)            we deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent to the legal defeasance or covenant defeasance, as applicable, relating to the debt securities of such series have been complied with as required by the indenture.

Discharge of the Indenture

When (i) we deliver to the trustee all outstanding debt securities of a particular series (other than debt securities replaced because of mutilation, loss, destruction or wrongful taking) for cancellation or (ii) all outstanding debt securities of a particular series have become due and payable, whether at maturity or as a result of the sending of a notice of redemption as described above (or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption), and we irrevocably deposit with the trustee funds sufficient to pay at maturity or upon redemption all outstanding debt securities of such series, including principal of, premium if any, and interest thereon, and if in either case we pay all other sums related to the debt securities of such series payable under the indenture by us, then the indenture shall, subject to certain surviving provisions, cease to be of further effect with respect to the debt securities of such series. The trustee shall acknowledge satisfaction and discharge of the indenture with respect to the debt securities of such series on our demand accompanied by an officer’s certificate and an opinion of counsel.

Subordination

We will describe in the applicable prospectus supplement and/or free writing prospectus the terms and conditions, if any, upon which any series of senior subordinated debt securities or junior subordinated debt securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:

•	the “senior indebtedness” with respect to the debt securities being offered;

•	the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

•	the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default with respect to such debt securities; and

•	provisions requiring holders of the debt securities being offered to remit payments to holders of senior indebtedness.

Global Debt Securities

We may issue the debt securities of a series in whole or in part in the form of one or more registered global debt securities that we will deposit with a depositary or with a nominee for a depositary identified in the applicable prospectus supplement and registered in the name of such depositary or nominee. In such case, we will issue one or more registered global debt securities denominated in an amount equal to the aggregate principal amount of all of the debt securities of the series to be issued and represented by such registered global debt security or securities.

Unless and until it is exchanged in whole or in part for debt securities in definitive registered form, a registered global debt security may not be transferred except as a whole:

•	by the depositary for such registered global debt security to its nominee;

•	by a nominee of the depositary to the depositary or another nominee of the depositary; or

•	by the depositary or its nominee to a successor of the depositary or a nominee of the successor.

The prospectus supplement relating to a series of debt securities will describe the specific terms of the depositary arrangement with respect to any portion of such series represented by a registered global debt security. We currently anticipate that the following provisions will apply to all depositary arrangements for debt securities:

•	ownership of beneficial interests in a registered global debt security will be limited to persons that have accounts with the depositary for the registered global debt security, those persons being referred to as “participants,” or persons that may hold interests through participants;

•	upon the issuance of a registered global debt security, the depositary for the registered global debt security will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal amounts of the debt securities represented by the registered global debt security beneficially owned by the participants;

•	any underwriters, dealers or agents participating in the distribution of the debt securities will designate the accounts to be credited; and

•	ownership of any beneficial interest in the registered global debt security will be shown on, and the transfer of any ownership interest will be effected only through, records maintained by the depositary for the registered global debt security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants).

The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may limit the ability of those persons to own, transfer or pledge beneficial interests in registered global debt securities.

So long as the depositary for a registered global debt security, or its nominee, is the registered owner of the registered global debt security, the depositary or the nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the registered global debt security for all purposes under the indenture. Except as set forth below, owners of beneficial interests in a registered global debt security:

•	will not be entitled to have the debt securities represented by a registered global debt security registered in their names;

•	will not receive or be entitled to receive physical delivery of the debt securities in the definitive form; and

•	will not be considered the owners or holders of the debt securities under the indenture.

Accordingly, each person owning a beneficial interest in a registered global debt security must rely on the procedures of the depositary for the registered global debt security and, if the person is not a participant, on the procedures of a participant through which the person owns its interest, to exercise any rights of a holder under the indenture.

We understand that under currently existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global debt security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global debt security would authorize the participants holding the relevant beneficial interests to give or take the action, and those participants would authorize beneficial owners owning through those participants to give or take the action or would otherwise act upon the instructions of beneficial owners holding through them.

We will make payments of principal of and premium, if any, and interest, if any, on debt securities represented by a registered global debt security registered in the name of a depositary or its nominee to the depositary or its nominee, as the case may be, as the registered owners of the registered global debt security. Neither we nor the trustee or any other agent of us or the trustee will be responsible or liable for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global debt security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any debt securities represented by a registered global debt security, upon receipt of any payments of principal and premium, if any, and interest, if any, in respect of the registered global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global debt security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global debt security held through the participants, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name.” We also expect that any of these payments will be the responsibility of the participants.

No registered global debt security may be exchanged in whole or in part for debt securities registered, and no transfer of a registered global debt security in whole or in part may be registered, in the name of any person other than the depositary for such registered global debt security, unless (i) such depositary notifies us that it is unwilling or unable to continue as depositary for such registered global debt security or has ceased to be a clearing agency registered under the Exchange Act, and we fail to appoint an eligible successor depositary within 90 days, (ii) an event of default shall have occurred and be continuing with respect to debt securities of such series, (iii) we determine (subject to the depositary’s procedures) not to have the debt securities of such series represented by a global debt security, or (iv) circumstances, if any, exist in addition to or in lieu of the foregoing as have been specified for that purpose in an applicable prospectus supplement. In any such case, the affected registered global debt security may be exchanged in whole or in part for debt securities in definitive form and the applicable trustee will register any such debt securities in such name or names as such depositary directs.

We currently anticipate that certain registered global debt securities will be deposited with, or on behalf of, The Depository Trust Company, or DTC, and will be registered in the name of Cede & Co., as the nominee of DTC. DTC has advised us that DTC is a limited purpose trust company organized under the Banking Law of the State of New York, a “banking organization” within the meaning of the Banking Law of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants, or direct participants, deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The information in this paragraph concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof. In the event registered global debt securities are deposited with, or on behalf of, a depositary other than DTC, we will describe additional or differing terms of the depositary arrangements in the applicable prospectus supplement relating to that particular series of debt securities.

We may also issue bearer debt securities of a series in the form of one or more global debt securities, referred to as “bearer global debt securities.” We currently anticipate that we will deposit these bearer global debt securities with a common depositary for Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, or with a nominee for the depositary identified in the prospectus supplement relating to that series. The prospectus supplement relating to a series of debt securities represented by a bearer global debt security will describe the specific terms and procedures, including the specific terms of the depositary arrangement and any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global debt security, with respect to the portion of the series represented by a bearer global debt security.

Neither we nor the trustee assumes any responsibility for the performance by DTC or any other depositary or its participants of their respective obligations, including obligations that they have under the rules and procedures that govern their operations.

None of the Company, or any underwriter, dealer, agent, trustee or any applicable paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of, beneficial interests in a global debt security, or for maintaining, supervising or reviewing any records.

Description of Warrants

We may issue warrants for the purchase of shares of our Common Stock, shares of Preferred Stock or our debt securities. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in an accompanying prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.

General

We may issue warrants for the purchase of shares of our Common Stock, shares of Preferred Stock or our debt securities. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in an accompanying prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.

The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:

●	the offering price;

●	the currency or currencies, including composite currencies, in which the purchase price and/or exercise price of the warrants may be payable;

●	the number of warrants offered;

●	the exercise price and the amount of securities you will receive upon exercise;

●	the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

●	the rights, if any, we have to redeem the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;

●	the name of the warrant agent; and

●	any other material terms of the warrants.

After warrants expire, they will become void. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.

Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in an accompanying prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

The description in an accompanying prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant agreement if we offer warrants, see “Where You Can Find More Information.” We urge you to read the applicable warrant agreement and any accompanying prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may issue units comprised of two or more of the securities described in this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units or the unit or other agreement, if any, under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

The prospectus supplement relating to a particular issue of units will describe, among other things:

●	the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any material provisions related to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	any other material provisions of the units or governing unit or other agreement, if any.

PLAN OF DISTRIBUTION

We and any selling security holder may offer and sell the securities covered by this prospectus from time to time, in one or more transactions, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change, at varying prices determined at the time of sale or at negotiated prices, by a variety of methods, including the following:

•	through agents;

•	to or through underwriters;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	through brokers or dealers;

•	directly by us or any selling security holders to purchasers, including through a specific bidding, auction or other process; or

•	through a combination of any of these methods of sale.

Registration of the securities covered by this prospectus does not mean that those securities necessarily will be offered or sold.

In effecting sales, brokers or dealers engaged by us may arrange for other brokers or dealers to participate. Broker-dealer transactions may include:

•	purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus;

•	ordinary brokerage transactions; or

•	transactions in which the broker-dealer solicits purchasers.

In addition, we and any selling security holder may sell any securities covered by this prospectus in private transactions or under Rule 144 of the Securities Act rather than pursuant to this prospectus.

We may sell offered securities through agents designated by us from time to time. Any agent in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the applicable prospectus supplement. Unless indicated in such prospectus supplement, the agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.

In connection with the sale of securities covered by this prospectus, broker-dealers may receive commissions or other compensation from us in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the securities for whom they act as agents or to whom they sell as principals or both. Compensation as to a particular broker-dealer may be in excess of customary commissions or in amounts to be negotiated. In connection with any underwritten offering, underwriters may receive compensation in the form of discounts, concessions or commissions from us or from purchasers of the securities for whom they act as agents. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Any underwriters, broker-dealers agents or other persons acting on our behalf that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the securities by them and any discounts, commissions or concessions received by any of those underwriters, broker-dealers agents or other persons may be deemed to be underwriting discounts and commissions under the Securities Act.

In connection with the distribution of the securities covered by this prospectus or otherwise, we or any selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our securities in the course of hedging the positions they assume with us or any selling stockholder. We or any selling stockholder may also sell securities short and deliver the securities offered by this prospectus to close out our short positions. We or any selling security holder may also enter into option or other transactions with broker-dealers or other financial institutions, which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus, as supplemented or amended to reflect such transaction. We or any selling security holder may also from time to time pledge our securities pursuant to the margin provisions of our customer agreements with our brokers. Upon our default, the broker may offer and sell such pledged securities from time to time pursuant to this prospectus, as supplemented or amended to reflect such transaction.

At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus forms a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is satisfied.

In connection with an underwritten offering, we and any selling stockholder would execute an underwriting agreement with an underwriter or underwriters. Unless otherwise indicated in the revised prospectus or applicable prospectus supplement, such underwriting agreement would provide that the obligations of the underwriter or underwriters are subject to certain conditions precedent, and that the underwriter or underwriters with respect to a sale of the covered securities will be obligated to purchase all of the covered securities, if any such securities are purchased. We or any selling security holder may grant to the underwriter or underwriters an option to purchase additional securities at the public offering price, less any underwriting discount, as may be set forth in the revised prospectus or applicable prospectus supplement. If we or any selling security holder grants any such option, the terms of that option will be set forth in the revised prospectus or applicable prospectus supplement.

To the extent that we make sales through one or more underwriters or agents in at the market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at the market offering arrangement between us and the underwriters or agents. If we engage in at the market sales pursuant to any such agreement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The agreement will provide that any securities sold will be sold at prices related to the then prevailing market prices for our securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined as of the date of this prospectus. Pursuant to the terms of the agreement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our common stock or other securities. The terms of each such agreement will be set forth in more detail in a prospectus supplement.

Underwriters, agents, brokers or dealers may be entitled, pursuant to relevant agreements entered into with us, to indemnification by us or any selling security holder against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the underwriters, agents, brokers or dealers may be required to make.

LEGAL MATTERS

The validity of our securities offered hereby will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, Los Angeles, California.

EXPERTS

The consolidated financial statements of PLBY Group, Inc. as of and for the year ended December 31, 2021 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021, incorporated by reference in this prospectus and in the registration statement have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2021.

The financial statements of Playboy Enterprises, Inc. (“Legacy Playboy”) as of and for the year ended December 31, 2020 incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Prager Metis CPAs LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Honey Birdette (Aust) Pty Limited and its subsidiaries as of and for the fiscal year ended June 27, 2021 incorporated by reference herein the registration statement in reliance upon the report of KPMG, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The liability of KPMG in relation to the performance of their professional services to Honey Birdette (Aust) Pty Limited, including, without limitation, KPMG’s audits of the financial statements, is limited under the Chartered Accountants Australia and New Zealand Professional Standards Scheme (NSW) approved by the New South Wales Professional Standards Council pursuant to the Professional Standards Act of 1994 of the State of New South Wales, including the Treasury Legislation Amendment (Professional Standards) Act 2004 of Australia (the “Accountants Scheme”). The Accountants Scheme limits civil liability of KPMG to a maximum amount of A$75 million. The Accountants Scheme does not limit liability for breach of trust, fraud or dishonesty.

Where You Can Find More Information

We are subject to the reporting requirements of the Exchange Act, and its rules and regulations. The Exchange Act requires us to file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC. These materials may be obtained electronically by accessing the SEC’s website at http://www.sec.gov.

We make available, free of charge on our website, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, proxy statements and amendments to these reports filed or furnished pursuant to Section 13(a), 14 or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file these documents with, or furnish them to, the SEC. These documents are posted on our website at www.plbygroup.com. Any references in this prospectus to our website are inactive textual references only, and the information contained on or that can be accessed through our website (except for the SEC filings expressly incorporated by reference herein) is not incorporated in, and is not a part of, this prospectus.

Incorporation of Certain Documents by Reference

The SEC allows us to “incorporate by reference” into this prospectus information we file with the SEC in other documents. This means that we can disclose important information to you by referring to another document we filed with the SEC. The information relating to us contained in this prospectus should be read together with the information in the documents incorporated by reference.

We incorporate by reference the documents listed below that we have previously filed with the SEC (other than any document or portion of any document furnished or deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K and Item 9.01 related thereto):

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 16, 2022, and related Form 10-K/A filed with the SEC on April 22, 2022;

●	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022 and June 30, 2022, filed with the SEC on May 10, 2022 and August 9, 2022, respectively, and related Form 10-Q/A filed with the SEC on May 27, 2022;

●	Portions of the Definitive Proxy Statement on Schedule 14A, filed with the SEC on May 10, 2022, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 16, 2022;

●	The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the SEC on June 4, 2020 (File No. 001-39312), pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description, including the description of the Company’s Common Stock included as Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed with the SEC on March 16, 2022; and

●	Current Report on Form 8-K, filed with the SEC on October 21, 2021, March 25, 2022, March 30, 2022, May 17, 2022, June 10, 2022 and September 1, 2022.

We are also incorporating by reference all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering (including those documents filed after the date of the initial registration statement and prior to effectiveness of the registration statement) shall be deemed to be incorporated by reference, other than any document or portion of any document furnished or deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 on Form 8-K and Item 9.01 related thereto.

The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC and incorporate by reference in this prospectus will automatically update and supersede this previously filed information, as applicable, including information in previously filed documents or reports that have been incorporated by reference into this prospectus. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests may be made by telephone at (310) 424-1800, or by sending a written request to PLBY Group, Inc., 10960 Wilshire Blvd., Suite 2200, Los Angeles, CA 90024, Attention: Secretary.

You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents or as of any earlier date as of which such information is given.

Part II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the securities being registered hereby.

Securities and Exchange Commission registration fee	$23,175.00
FINRA filing fee	*
Legal fees and expenses	*
Accounting fees and expenses	*
Printing fees and expenses	*
Transfer agent and trustee fees	*
Miscellaneous	*
Total	$23,175.00

*       Estimated expenses not presently known

Item 15.	Indemnification of Directors and Officers

Section 145 of the DGCL provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that their conduct was illegal. A Delaware corporation may indemnify any persons who were or are a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the corporation’s best interests; provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify such officer or director against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of their status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.

Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Our Certificate of Incorporation limits the liability of, and indemnifies, its directors and officers to the fullest extent permitted under the DGCL. Our Certification of Incorporation further provides that an indemnified person is entitled, subject to certain limitations, to advancement, direct payment, or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding.

We have entered into indemnification agreements with our directors and executive officers. These indemnification agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines, and settlements incurred by a director or officer in any action or proceeding arising out of their services as one of our directors or officers or any other company or enterprise to which the person provides services as our request. The form of Indemnification Agreement was filed as Exhibit 10.26 to our Current Report on Form 8-K filed on February 16, 2021.

We have also obtained insurance policies under which, subject to the limitations of the policies, our directors and officers are insured against liability for actions taken in their capacity as directors and officers. We also maintain a general liability insurance policy, which covers certain liabilities of directors and officers.

Our Bylaws include the provisions relating to advancement of expenses and indemnification rights consistent with those set forth in our Certificate of Incorporation. In addition, our Bylaws provide for a right of indemnity to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our Bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of ours or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Our Bylaws include the provisions relating to advancement of expenses and indemnification rights consistent with those set forth in our Certificate of Incorporation. In addition, our bylaws provide for a right of indemnity to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Any repeal or amendment of provisions of our bylaws affecting indemnification rights, whether by our Board, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

Item 16.	Exhibits

The following exhibits are filed as a part of this registration statement:

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.
2.1	Agreement and Plan of Merger, dated as of September 30, 2020, by and among Mountain Crest Acquisition Corp, MCAC Merger Sub Inc., Suying Liu and Playboy Enterprises, Inc. (incorporated by reference to Annex A to MCAC’s Definitive Proxy Statement file with the SEC on January 21, 2021).
2.2	Share Purchase Agreement, dated June 28, 2021, by and among PLBY Group, Inc., PLBY Australia Pty Ltd, Honey Birdette (Aust) Pty Limited, the sellers party thereto, and Ray Itaoui, as the sellers’ representative (incorporated by reference to Exhibit 2.1 of PLBY’s Current Report on Form 8-K filed with the SEC on June 29, 2021).
2.3	Agreement and Plan of Merger, dated October 15, 2021, by and among PLBY Group, Inc., PB Global Merger Sub Inc., GlowUp Digital Inc. and Michael Dow, solely as representative of the stockholders of GlowUp Digital Inc. (incorporated by reference to Exhibit 10.1 of PLBY’s Current Report on Form 8-K filed with the SEC on October 18, 2021).
3.1	Second Amended and Restated Certificate of Incorporation of PLBY Group, Inc. (incorporated by reference to Exhibit 3.1 of PLBY’s Form 8-K filed with the SEC on February 16, 2021).
3.2	Amended and Restated Bylaws of PLBY Group, Inc. (incorporated by reference to Exhibit 3.2 to PLBY’s Form 8-K filed with the SEC on February 16, 2021).

Exhibit No.	Description
3.3	Certificate of Designation of the Series A Preferred Stock (incorporated by reference to Exhibit 3.1 to PLBY’s Form 8-K filed with the SEC on May 17, 2022).
4.1	Form of Indenture for senior debt securities or subordinated debt securities between PLBY Group, Inc. and Delaware Trust Company, as trustee.
4.2*	Form of Depositary Agreement (including form of Depositary Receipt).
4.3*	Form of Certificate of Designations.
4.4*	Form of Warrant Agreements.
4.5*	Form of Unit Certificate.
4.6*	Form of Preferred Stock Certificate.
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
23.1	Consent of BDO USA, LLP.
23.2	Consent of Prager Metis CPAs LLP.
23.3	Consent of KPMG.
24.1	Power of Attorney (incorporated by reference to the signature page hereto).
25.1	Statement of Eligibility of Trustee on Form T-1.
107	Filing Fee Table.

*	To be filed, if necessary, by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in this registration statement, including a Current Report on Form 8-K.

Item 17.	Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8)	To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 2, 2022.

PLBY GROUP, INC.

By:	/s/ Ben Kohn
	Name:	Ben Kohn
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ben Kohn and Lance Barton and each or any one of them, his, her or their true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him, her or them and in his, her or their name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to sign any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he, she or they might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his, her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ben Kohn	Chief Executive Officer, President and Director (Principal	September 2, 2022
Ben Kohn	Executive Officer)

/s/ Lance Barton	Chief Financial Officer, (Principal Financial Officer)	September 2, 2022
Lance Barton

/s/ Florus Beuting	Chief Accounting Officer, (Principal Accounting Officer)	September 2, 2022
Florus Beuting

/s/ Suhail Rizvi	Chairman of the Board	September 2, 2022
Suhail Rizvi

/s/ Tracey Edmonds	Director	September 2, 2022
Tracey Edmonds

/s/ James Yaffe	Director	September 2, 2022
James Yaffe

/s/ Juliana F. Hill	Director	September 2, 2022
Juliana F. Hill

S-1